Exhibit 10.1

AICREATESAI

ENTERPRISE AI TRANSFORMATION & GROWTH PARTNERSHIP

ANNUAL MANAGED SERVICES PROPOSAL AND AGREEMENT

Prepared for

Raphael Pharmaceutical, Inc.

Prepared by

AIcreatesAI Inc. | Powered by Eve

July 27, 2026 | Confidential Board Proposal

One managed AI operating partner for digital transformation, product commercialization, research intelligence, marketing, partnerships, and measurable growth.

EVE | AICREATESAI	RAPHAEL PHARMACEUTICAL

BOARD DECISION BRIEF

A complete year-one operating partnership

AIcreatesAI will serve as Raphael’s managed AI transformation, commercialization, communications, product, and growth operations partner - not merely as a software vendor or advertising agency.

Initial term	12 months from the Effective Date

Annual managed-services fee	$180,000

Payment schedule	$15,000 per month, invoiced in advance; the annual fee is a 12-month commitment

Operating platform	Eve managed AI business operating environment with specialized agents and human oversight

Primary mission	Build the digital, commercial, research, communications, partnership, and reporting infrastructure required to launch and scale RaphaWell and future Raphael initiatives

Core build commitments	Website transformation, cross-platform mobile commerce application, CRM and dashboards, social and content systems, partnership pipeline, product and research intelligence, and innovation-submission portal

Executive cadence	Weekly operating coordination, monthly management reporting, and quarterly board-level reviews

THE BOARD OPPORTUNITY

For $180,000 over one year, Raphael gains a coordinated operating capability spanning strategy, technology, content, customer acquisition, product research, partnerships, investor communications, and executive reporting. AIcreatesAI will manage the system, accounts, workflows, and day-to-day execution so Raphael can move faster without immediately building multiple internal departments.

Requested authorization

●	Approve AIcreatesAI as Raphael’s exclusive managed AI operations and growth partner for the initial 12-month term, within the scope described in this Agreement.

●	Authorize management to provide the access, information, reviewers, accounts, and reasonable approvals required for execution.

●	Authorize the annual fee of $180,000, payable in twelve monthly installments of $15,000, plus separately approved third-party expenses.

CONFIDENTIAL	Annual AI Transformation Partnership	2

EVE | AICREATESAI	RAPHAEL PHARMACEUTICAL

01 / ANNUAL PARTNERSHIP

Executive Vision

Raphael can transform from a company with promising science and a product opportunity into a visible, digitally enabled, commercially organized health-innovation platform.

This partnership is designed to give Raphael a practical operating system for the next stage of growth. AIcreatesAI will deploy Eve as a managed environment that can continuously research, organize, create, coordinate, publish, measure, and improve work across the company.

BUILD	OPERATE	EXPAND
Create the website, mobile application, e-commerce experience, CRM, dashboards, content systems, and innovation portal.	Run approved accounts, campaigns, communications, partner outreach, product research, workflows, and executive reporting.	Identify products, brands, scientific opportunities, distributors, researchers, and strategic relationships that can extend RaphaWell into a broader platform.

What changes after approval

●	Raphael moves from disconnected projects to one managed command center with a prioritized annual roadmap.

●	RaphaWell receives a complete consumer-facing ecosystem: brand architecture, education, commerce, community, retention, and measurable demand generation.

●	The company gains a structured research and opportunity engine that can scan markets, products, patents, scientific literature, potential collaborators, and licensing opportunities.

●	Management and the board receive a clearer view of activity, pipeline, risk, approvals, and results through recurring dashboards and reports.

●	Every major initiative is connected: product development informs content; content creates demand; demand attracts partners; partners create revenue and capital-formation evidence.

NOT AN AI SOFTWARE HANDOFF

AIcreatesAI will operate the Eve environment for Raphael. Our team will configure workflows, interact with the AI, administer authorized accounts, manage calendars and queues, review outputs, coordinate approvals, and keep execution moving. Raphael will not be expected to hire an employee simply to operate the system.

CONFIDENTIAL	Annual AI Transformation Partnership	3

EVE | AICREATESAI	RAPHAEL PHARMACEUTICAL

02 / ANNUAL PARTNERSHIP

The Raphael AI Business Operating System

Eve becomes the orchestration layer connecting Raphael’s strategy, science, products, customers, partners, investors, and board.

Managed operating team

WORKSTREAM	WHAT AICREATESAI WILL MANAGE	YEAR-ONE OUTPUT
Engagement leadership	Annual priorities, weekly operating plan, executive coordination, escalation, and quarterly board preparation.	One coordinated program rather than isolated vendors.

Eve orchestration	Specialized AI agents for research, content, social, CRM, partnerships, product intelligence, analytics, web/app, and compliance flagging.	Faster production with consistent context and centralized memory.

Human review	AIcreatesAI reviews materials for completeness, brand consistency, execution readiness, and routing to Raphael’s approved scientific, legal, financial, or regulatory reviewers.	Human-in-the-loop control before publication or material action.

Account administration	Authorized login, configuration, maintenance, reporting, workflow automation, and coordination across approved platforms.	Reduced burden on Raphael management.

Operating principles

●	One prioritized backlog and annual roadmap.

●	Approved-source content and documented review gates.

●	Raphael ownership of its accounts, data, brand, and company-specific deliverables.

●	Measurable output, pipeline, and performance reporting.

●	Expansion by evidence: test, measure, improve, and scale.

CONFIDENTIAL	Annual AI Transformation Partnership	4

EVE | AICREATESAI	RAPHAEL PHARMACEUTICAL

03 / ANNUAL PARTNERSHIP

Year-One Outcomes

The program is structured around tangible assets, active operating systems, and measurable growth evidence.

WORKSTREAM	WHAT AICREATESAI WILL MANAGE	YEAR-ONE OUTPUT
Digital flagship	Rebuild and modernize the Raphael corporate website and create a dedicated RaphaWell commerce and education experience.	A credible digital home for consumers, partners, investors, and researchers.

Mobile commerce	Design, build, test, and support launch of one cross-platform RaphaWell mobile application MVP.	Product discovery, approved education, checkout, account, reorder, notifications, and support.

Brand and demand	Create and operate the RaphaWell content, social, email, PR, influencer, webinar, and campaign engine.	Continuous audience growth and qualified demand.

Customer system	Deploy CRM, segmentation, consent, lifecycle automation, service routing, and retention workflows.	One organized view of customers and relationships.

Product pipeline	Research complementary brands, products, formulations, licensing targets, and white-label opportunities.	A ranked portfolio of opportunities for management review.

Innovation network	Launch a controlled portal for qualified researchers, physicians, PhDs, inventors, institutions, and partners to submit concepts.	A repeatable pipeline from idea submission to AI-assisted triage and expert review.

Partnership engine	Identify and engage manufacturers, distributors, retailers, clinics, scientific collaborators, communities, and strategic partners.	A visible, tracked relationship and commercialization pipeline.

Capital visibility	Organize investor CRM, announcements, data-room materials, traction reports, broker-dealer research, and capital-markets support.	A stronger evidence-based company narrative.

Board intelligence	Create monthly executive dashboards and quarterly board transformation reviews.	Clear visibility into activity, results, decisions, and next steps.

THE COMPOUNDING EFFECT

The real value is not any single website, application, campaign, or report. It is the connected system: every interaction produces data; the data improves decisions; the decisions create better content, products, partnerships, and future opportunities.

CONFIDENTIAL	Annual AI Transformation Partnership	5

EVE | AICREATESAI	RAPHAEL PHARMACEUTICAL

04 / ANNUAL PARTNERSHIP

Website, Digital Presence and Company Infrastructure

Build a modern digital ecosystem that presents one coherent Raphael story while serving multiple audiences.

Corporate website transformation

●	New information architecture, visual design, copy framework, responsive development, accessibility review, analytics, security and performance configuration.

●	Separate but connected pathways for corporate information, RaphaWell products, science and evidence, media and press, investors, partnerships, research submissions, and customer support.

●	Approved company history, management and scientific leadership, collaborations, product status, milestones, and public disclosures organized into a credible narrative.

●	Investor relations center with approved filings links, announcements, presentation materials, contact forms, and opt-in communications.

●	Search-engine optimization foundation, structured metadata, lead forms, CRM routing, consent capture, and campaign tracking.

●	Ongoing website administration, routine updates, issue coordination, content publishing, monitoring, and optimization throughout the term.

RaphaWell commerce and education center

●	Product catalog, approved product descriptions, ingredient and quality information, usage information supplied and approved by Raphael, FAQs, educational resources, and customer-support routing.

●	Secure checkout through approved payment providers, order confirmation, subscription or reorder workflows where supported, refund and return routing, and fulfillment integrations.

●	Educational landing pages, webinars, downloadable guides, product-interest forms, testimonials only after approval, and segmented campaigns.

●	Multilingual expansion capability for priority markets, subject to approved translations and local requirements.

OWNERSHIP AND CONTINUITY

Raphael will own its domains, accounts, data, brand assets, and company-specific content. AIcreatesAI will document access, maintain administrative continuity, and provide a transition package at the end of the term, subject to payment of all amounts due.

CONFIDENTIAL	Annual AI Transformation Partnership	6

EVE | AICREATESAI	RAPHAEL PHARMACEUTICAL

05 / ANNUAL PARTNERSHIP

RaphaWell Mobile Application and Commerce Experience

Turn RaphaWell into an accessible, recurring customer relationship rather than a one-time product transaction.

WORKSTREAM	WHAT AICREATESAI WILL MANAGE	YEAR-ONE OUTPUT
Customer experience	Account creation, profile, product discovery, approved education, FAQs, support, notification preferences, and order history.	A simple consumer experience designed for trust and repeat use.

Commerce	Product catalog, secure checkout, approved payment rails, subscriptions or reorder reminders, promotions, receipts, and fulfillment status where integrations permit.	Direct-to-consumer sales and retention infrastructure.

Education	Approved articles, videos, study summaries, wellness content, webinars, and questions to discuss with healthcare professionals.	An education-led brand experience, not a diagnosis or treatment tool.

Engagement	Push notifications, campaign messages, loyalty or referral concepts where legally permitted, surveys, feedback, and event invitations.	Continuous opt-in engagement and first-party data.

Partner and research modules	Future gated areas for approved distributors, practitioners, researchers, contributors, or community initiatives.	A foundation for expansion without rebuilding the full application.

Administration	Content, products, users, orders, campaigns, support routing, permissions, and analytics through an administrative environment.	Raphael management visibility and control.

Delivery model

AIcreatesAI will design and build one cross-platform mobile application MVP during the initial term. The target is a launch-ready application for iOS and Android distribution, or an equivalent installable web application if that is faster or more appropriate. Store submission, payment-provider approval, production credentials, and publication remain subject to third-party review and Raphael’s timely approvals.

Expansion pathways

●	Personalized content and product recommendations using permitted non-medical preference data.

●	Distributor, affiliate, ambassador, and referral features.

●	Community events, research briefings, and contributor programs.

●	Future wallet, stablecoin, token, or digital-reward functionality only through properly approved structures and licensed providers.

CONFIDENTIAL	Annual AI Transformation Partnership	7

EVE | AICREATESAI	RAPHAEL PHARMACEUTICAL

06 / ANNUAL PARTNERSHIP

RaphaWell Brand and Product-Line Expansion

Create a disciplined process for turning RaphaWell from a single launch into a broader health and wellness product platform.

Brand architecture

AIcreatesAI will help define how Raphael Pharmaceutical, RaphaWell, individual products, scientific programs, and future consumer brands relate to one another. The goal is a portfolio that can grow without confusing consumers, regulators, partners, or investors.

●	Core brand positioning and messaging architecture.

●	Naming, packaging, product-page, education, and launch concepts for approved products.

●	A consistent design and content system across website, app, social, retail, distributor, and investor materials.

●	Audience segmentation by consumer need, channel, territory, and product category.

AI-assisted product and brand opportunity engine

WORKSTREAM	WHAT AICREATESAI WILL MANAGE	YEAR-ONE OUTPUT
Discover	Scan market categories, emerging needs, competitor offerings, licensing opportunities, white-label products, potential acquisitions, and complementary brands.	Ongoing opportunity list.

Investigate	Review available scientific literature, patents, claims, ingredients, manufacturers, pricing, margins, regulatory complexity, and channel fit.	Structured candidate brief.

Score	Rank opportunities by strategic fit, differentiation, scientific rationale, commercialization readiness, risk, capital requirement, and potential value.	Prioritized pipeline.

Validate	Route promising candidates to Raphael’s scientific, regulatory, legal, manufacturing, and financial reviewers.	Go/no-go recommendation.

Launch	Create the product story, digital assets, partner outreach, customer-testing plan, campaign, commerce workflow, and reporting.	Repeatable launch playbook.

BOARD CONTROL

AI-supported research is a prioritization and intelligence tool. Raphael retains all decisions regarding formulations, testing, clinical development, product safety, manufacturing, claims, licensing, acquisitions, and launch authorization.

CONFIDENTIAL	Annual AI Transformation Partnership	8

EVE | AICREATESAI	RAPHAEL PHARMACEUTICAL

07 / ANNUAL PARTNERSHIP

AI Research Intelligence and Global Innovation Network

Create a structured place where scientific ideas can be found, submitted, evaluated, and advanced without losing control of intellectual property or regulated decision-making.

Raphael Global Innovation Exchange - proposed working concept

AIcreatesAI will design an online collaboration and submission environment where qualified PhDs, physicians, researchers, universities, laboratories, inventors, product developers, and strategic partners can present ideas, research concepts, formulations, indications, technologies, or collaboration proposals for Raphael’s consideration.

WORKSTREAM	WHAT AICREATESAI WILL MANAGE	YEAR-ONE OUTPUT
Structured intake	Identity, credentials, institution, field, concept summary, supporting evidence, IP status, desired relationship, conflicts, and required acknowledgments.	Comparable, searchable submissions.

AI triage	Summarize the proposal, identify missing information, map related research, flag obvious duplication or unsupported claims, and create a preliminary score.	Faster screening without replacing experts.

Evidence workspace	Maintain approved source materials, literature notes, patent references, market context, reviewer comments, and version history.	Institutional memory and auditability.

Expert routing	Send selected submissions to authorized scientific, legal, regulatory, manufacturing, or commercial reviewers.	Controlled review and accountability.

Collaboration pipeline	Track NDA, diligence, sample, feasibility, research, licensing, co-development, grant, pilot, trial, and rejection stages.	A visible innovation funnel.

Contributor communications	Acknowledgments, requests for information, meeting coordination, updates, and approved community programs.	A professional global contributor experience.

AI-supported research services

●	Ongoing literature, patent, competitor, product, ingredient, indication, and technology monitoring based on board-approved priorities.

●	Plain-language and scientific summaries with source links, limitations, and open questions.

●	Landscape reports comparing potential opportunities, collaborators, manufacturers, studies, and pathways.

●	Hypothesis generation and experimental planning support for review by qualified scientists.

●	Research and commercialization memos connecting scientific potential to practical next steps.

CRITICAL BOUNDARY

AIcreatesAI will not independently validate efficacy, conduct clinical trials, make medical decisions, handle protected health information in a public collaboration area, or authorize product claims. All regulated and scientific decisions remain with Raphael and its qualified advisers.

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EVE | AICREATESAI	RAPHAEL PHARMACEUTICAL

08 / ANNUAL PARTNERSHIP

Marketing, Social Media, Content and Public Visibility

Operate a continuous, education-led communications engine that gives Raphael more visibility while protecting credibility.

Channel creation and management

●	Review, secure, create, brand, and configure approved Raphael and RaphaWell accounts across LinkedIn, X, Facebook, Instagram, YouTube, TikTok, Telegram, WhatsApp Business, and other priority channels.

●	Maintain profiles, links, biographies, brand standards, access controls, calendars, publishing queues, engagement routing, and performance reporting.

●	Create investor-facing, partner-facing, scientific, corporate, and consumer variations of approved messages.

●	Coordinate comments and inquiries during normal business operations, escalating medical, legal, investor, safety, complaint, or adverse-event matters immediately.

Annual content engine

Strategic content plan	Twelve-month narrative and campaign calendar, refreshed monthly.

Social content	Target operating capacity of up to 16 approved posts or branded content units per month.

Short-form video	Target operating capacity of up to four AI-assisted or edited short videos per month using approved scripts and assets.

Email campaigns	Up to two planned email campaigns or newsletters per month, subject to list permissions and approvals.

Press and announcements	Up to twelve drafted press releases or major corporate announcements during the term, with distribution fees separate.

Executive and science content	Founder, leadership, research, product, partner, webinar, and milestone materials as prioritized in the monthly plan.

Campaign programs

●	Education and awareness campaigns.

●	Product launch and customer acquisition.

●	Webinars and virtual briefings.

●	Influencer, ambassador, affiliate, and community outreach subject to approved disclosures.

●	Retargeting, email/SMS nurture, reorder and retention programs.

●	Media outreach, interviews, conference visibility, and thought leadership.

Paid advertising, sponsorships, creator compensation, media placement, press distribution, list rental, and production expenses are separate third-party costs and require prior written approval.

CONFIDENTIAL	Annual AI Transformation Partnership	10

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09 / ANNUAL PARTNERSHIP

CRM, Customer Lifecycle and Community Operations

Convert attention into organized relationships, measurable follow-up, revenue opportunities, and long-term trust.

WORKSTREAM	WHAT AICREATESAI WILL MANAGE	YEAR-ONE OUTPUT
Unified CRM	Organize authorized customer, investor, shareholder, partner, distributor, media, research, contributor, waitlist, and prospect records.	One relationship system with defined segments.

Consent and preferences	Track supplied consent, opt-outs, restrictions, communication preferences, territory, relationship type, and campaign eligibility.	Safer outreach and better personalization.

Lead scoring	Score source, engagement, product interest, partner fit, research relevance, investor status, and next action.	Prioritized follow-up.

Lifecycle automation	Welcome, education, event, cart, reorder, re-engagement, partner, media, and investor workflows where permitted.	Consistent engagement at scale.

AI-assisted communication	Approved email, SMS, chat, FAQ, appointment, and calling support with human handoff and consent controls.	Faster response without unauthorized medical advice.

Customer intelligence	Analyze recurring questions, objections, content performance, product interest, order behavior, partner response, and support themes.	Insights for product, marketing, and management decisions.

Community experience

The community layer may include approved education, events, expert discussions, product updates, customer stories, surveys, contributor activities, distributor communication, and future token or rewards programs where legally permitted. AIcreatesAI will create moderation and escalation rules to protect Raphael from unsupported medical statements, securities promotion, privacy violations, and reputational risk.

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EVE | AICREATESAI	RAPHAEL PHARMACEUTICAL

10 / ANNUAL PARTNERSHIP

Partnership, Distribution and Business Development Engine

Use AI to expand the number and quality of relationships Raphael can investigate, contact, manage, and convert.

Priority partner categories

COMMERCIAL	SCIENTIFIC	STRATEGIC
Manufacturers, packaging, fulfillment, distributors, retailers, online marketplaces, clinics, wellness organizations, and international market partners.	Universities, hospitals, laboratories, PhDs, physicians, principal investigators, research organizations, patent holders, and technology developers.	Media, patient and education communities, influencers, licensors, brand owners, investors, advisers, financial infrastructure providers, and potential acquirers.

Managed business-development workflow

1.	Define target profile and partnership objective.

2.	Research and enrich qualified organizations and contacts.

3.	Prepare approved outreach, supporting materials, meeting briefs, and follow-up sequences.

4.	Coordinate introductions, meetings, samples, diligence, proposals, LOIs, and next actions.

5.	Maintain a pipeline dashboard showing stage, owner, opportunity, estimated value, risk, and decision required.

6.	Produce monthly partnership summaries and quarterly strategic recommendations.

Broker-dealer and shareholder support

AIcreatesAI will continue researching broker-dealers and custodians that may accept eligible RAPH shares, support individual shareholder account applications, or assist with electronic share transfers. We will prepare issuer information packages, coordinate inquiries, organize responses, and help shareholders understand the process. Each broker-dealer retains sole discretion regarding account approval, securities acceptance, compliance review, and trading permissions.

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11 / ANNUAL PARTNERSHIP

Payments, Financial Rails and Commerce Operations

Connect the customer experience to compliant providers for collection, settlement, reporting, and future international expansion.

Included coordination and implementation support

●	Evaluate and coordinate approved payment gateways, merchant accounts, subscription billing, ACH/card options, fraud tools, tax tools, refunds, chargebacks, and reconciliation workflows.

●	Connect website and mobile checkout to approved providers and product/fulfillment systems.

●	Create transaction, order, payout, refund, subscription, and campaign reporting views where provider APIs permit.

●	Coordinate with FinPayTek and other properly licensed infrastructure partners for cross-border collections, digital-dollar or stablecoin rails, wallets, payouts, or treasury tools where appropriate and legally permitted.

●	Develop partner onboarding and referral workflows for distributors, affiliates, ambassadors, vendors, and other commercial relationships.

●	Document operating procedures, access, escalation, and failure handling.

LICENSED-PROVIDER MODEL

AIcreatesAI is not a bank, payment institution, money transmitter, broker-dealer, exchange, custodian, transfer agent, or investment adviser. Regulated financial functions will be provided only by appropriately licensed third parties. Raphael will enter into and pay for third-party provider agreements unless otherwise agreed in writing.

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EVE | AICREATESAI	RAPHAEL PHARMACEUTICAL

12 / ANNUAL PARTNERSHIP

Investor Relations, Corporate Communications and Capital Readiness

Turn operational progress into a consistent, evidence-based story for shareholders, partners, and the capital markets.

Managed investor and corporate communications

●	Organize authorized shareholder, investor, prospect, analyst, media, adviser, and partner contact data.

●	Prepare board-approved investor updates, milestone announcements, press releases, FAQs, presentations, fact sheets, outreach messages, and meeting materials.

●	Maintain a communications calendar aligned with product, research, partnership, website, app, and campaign milestones.

●	Create an investor-facing traction package using approved metrics: audience, orders, retention, partners, product pipeline, technology progress, and campaign performance.

●	Support data-room organization, diligence requests, management briefing materials, and follow-up tracking.

●	Coordinate broker-dealer, transfer, market-access, and shareholder-account research without acting as a broker or soliciting securities transactions.

Token and community financing initiatives

At Raphael’s direction, AIcreatesAI may support feasibility, planning, technology, content, community, dashboards, and partner coordination for a separate RaphaWell Research & Access initiative or comparable structure. No token should represent RAPH stock, Raphael equity, core patent ownership, guaranteed royalties, or guaranteed returns. Any initiative is subject to board authorization and qualified securities, public-company, healthcare, tax, accounting, and jurisdictional counsel.

COMMUNICATIONS CONTROL

Raphael retains final authority and responsibility for SEC disclosures, investor communications, financing statements, token language, medical and scientific statements, partnership announcements, and all public release approvals.

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13 / ANNUAL PARTNERSHIP

Executive Dashboards, Reporting and Board Intelligence

Give management and directors a practical view of what is happening, what is working, what is blocked, and what should happen next.

WORKSTREAM	WHAT AICREATESAI WILL MANAGE	YEAR-ONE OUTPUT
Growth dashboard	Traffic, source, engagement, leads, opt-ins, campaigns, conversion, orders, reorder, and channel economics where data is available.	Monthly management view.

Content dashboard	Calendar, production, approvals, publishing, reach, engagement, top content, and required corrections.	Operational control.

Partnership dashboard	Targets, outreach, responses, meetings, proposals, diligence, LOIs, estimated opportunity, and next action.	Visible business-development pipeline.

Product and R&D dashboard	Candidate products, research questions, submitted ideas, evidence status, expert review, risk, stage, and decision owner.	Portfolio prioritization.

Investor dashboard	Contact segments, communications, response, meetings, materials, data-room status, and approved traction indicators.	Capital-readiness visibility.

Technology dashboard	Website, app, integrations, security issues, provider dependencies, backlog, releases, and incidents.	Digital operating awareness.

Management cadence

Weekly operating meeting	Priorities, blockers, approvals, campaign status, partner actions, and next seven days.

Monthly executive report	Completed work, metrics, pipeline, budget visibility, risks, and recommended decisions.

Quarterly board review	Strategic progress, product and research pipeline, partnerships, digital assets, market response, and next-quarter plan.

Annual impact and renewal plan	Year-one assets, performance, lessons, risks, priorities, and proposed year-two expansion.

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14 / ANNUAL PARTNERSHIP

Twelve-Month Execution Roadmap

A phased program that establishes control first, launches customer-facing systems second, expands the portfolio third, and packages results for scale.

WORKSTREAM	WHAT AICREATESAI WILL MANAGE	YEAR-ONE OUTPUT
Q1 - Foundation and control	Access and discovery; corporate narrative; claims and approval library; brand architecture; website and app specifications; CRM setup; social account creation; first campaigns and announcements; partner and product research pipeline; dashboard foundation.	Raphael command center operational.

Q2 - Digital launch and commerce	New website and RaphaWell commerce launch; mobile app beta; customer lifecycle workflows; content and paid-media tests; partnership outreach; innovation portal beta; payment and fulfillment integrations.	Digital ecosystem generating data and transactions.

Q3 - Expansion and validation	Mobile application launch; product and brand opportunity reviews; distributor and collaboration pilots; influencer/ambassador programs; international opportunity research; research submissions and expert routing.	Validated opportunities and partner momentum.

Q4 - Scale and capital package	Optimization; retention and reorder programs; prioritized product pipeline; strategic partnership proposals; annual impact report; board strategy workshop; investor traction package; year-two roadmap.	Board-ready evidence and scale plan.

First 30 days

1. Confirm board priorities, points of contact, reviewers, product status, target audiences, territories, and allowable claims.

2. Secure authorized access to website, hosting, domains, analytics, social, email, CRM, investor data, brand assets, and partner information.

3. Create the joint annual backlog, approval workflow, first 90-day sprint, and KPI baseline.

4. Begin website architecture, mobile application specification, CRM cleanup, social setup, press calendar, partner research, and product opportunity research.

5. Deliver the first executive dashboard and board-facing progress memo.

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15 / ANNUAL PARTNERSHIP

Annual Deliverables and Service Capacity

A concrete baseline for the first-year managed partnership, prioritized through the monthly operating plan.

WORKSTREAM	WHAT AICREATESAI WILL MANAGE	YEAR-ONE OUTPUT
Website	One major Raphael/RaphaWell website transformation, including corporate, product, education, investor, partner, research-submission, and support pathways.	Designed, developed, launched, and managed during the term.

Mobile application	One cross-platform RaphaWell commerce and education MVP with administrative tools.	Beta and launch support, subject to third-party approvals.

CRM and dashboards	One managed relationship environment plus executive dashboards for key operating workstreams.	Configured, maintained, and reported monthly.

Innovation portal	One controlled research and opportunity submission portal MVP.	Intake, AI triage, reviewer routing, and pipeline tracking.

Social accounts	Setup, branding, access, and ongoing management for approved priority channels.	Active coordinated presence.

Social content	Target capacity of up to 16 approved posts/content units per month.	Up to 192 during the term.

Video content	Target capacity of up to four short AI-assisted or edited videos per month.	Up to 48 during the term.

Email	Up to two planned campaigns/newsletters per month.	Up to 24 during the term.

Press	Up to twelve drafted releases or major announcements, subject to events and approval.	Average of one per month.

Product intelligence	Target capacity of up to three structured product, brand, licensing, or research opportunity briefs per month.	Up to 36 prioritized briefs.

Partnership development	Ongoing target research, approved outreach, follow-up, meeting support, and pipeline management.	Monthly tracked pipeline.

Reporting	Weekly operating coordination, twelve monthly reports, four quarterly board reviews, and one annual impact plan.	Consistent management visibility.

The parties may rebalance production among deliverables to address changing priorities, urgent opportunities, regulatory needs, product readiness, or board direction. Material additions or changes that substantially increase complexity, volume, risk, integrations, or specialist resources require a written change order.

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16 / ANNUAL PARTNERSHIP

Governance, Approvals and Responsibility Matrix

Move quickly while preserving clear control over scientific, medical, legal, financial, and public-company decisions.

WORKSTREAM	WHAT AICREATESAI WILL MANAGE	YEAR-ONE OUTPUT
AIcreatesAI	Strategy, project management, research support, technology, design, content production, platform administration, workflow operation, outreach coordination, reporting, and recommendations.	Creates and operates the system.

Raphael management	Priorities, factual source materials, product and company decisions, timely approvals, budget authorization, access, internal coordination, and final publication approval.	Owns business decisions.

Scientific and medical reviewers	Study descriptions, scientific accuracy, claims, safety language, research priorities, clinical and medical decisions, and adverse-event routing.	Own regulated scientific judgment.

Legal and regulatory counsel	Securities, public-company, FDA/FTC, privacy, token, advertising, contract, international, and product-regulatory review.	Own legal determinations.

Licensed providers	Payments, banking, broker-dealer, transfer, custody, wallet, exchange, clinical, laboratory, manufacturing, fulfillment, and other regulated or specialist services.	Perform licensed or specialist functions.

Approval workflow

1. AIcreatesAI prepares work using approved sources and the current operating plan.

2. The appropriate Raphael reviewer receives the draft with identified decisions, claims, risks, or missing information.

3. Raphael approves, rejects, or requests revisions within the agreed review window.

4. AIcreatesAI publishes or executes only after required approval.

5. Material corrections, complaints, safety matters, data incidents, or regulatory issues are escalated immediately.

STANDARD REVIEW WINDOW

Raphael should make reasonable efforts to review routine materials within two business days and time-sensitive materials within the mutually agreed deadline. Delays in access, materials, approvals, or third-party decisions may shift the roadmap without reducing the annual fee.

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17 / ANNUAL PARTNERSHIP

Raphael Access, Inputs and Dependencies

The managed service can move quickly only when the operating team has accurate information, secure access, and defined decision-makers.

Raphael will provide or authorize

●	Website CMS, hosting, domain registrar, DNS, analytics, Search Console, email, forms, databases, and current developer or agency contacts.

●	Social, advertising, press distribution, email marketing, CRM, video, webinar, customer-support, payment, fulfillment, app-store, and other approved accounts.

●	Investor, shareholder, prospect, partner, distributor, media, customer, waitlist, research, and other authorized contact information, including permissions and restrictions where available.

●	Approved company, scientific, clinical, product, patent, manufacturing, quality, partnership, investor, and regulatory materials.

●	Brand assets, logos, colors, fonts, photographs, videos, packaging files, product samples, and usage rights.

●	Current product availability, prices, inventory, fulfillment, return policy, customer-service process, territories, labeling, claims, and reviewers.

●	A primary executive contact and designated scientific, legal, financial, technical, and regulatory reviewers as needed.

Credential and data security

Credentials should be shared through a secure password-management or delegated-access system. Multi-factor authentication should be enabled where available. Raphael should create separate authorized accounts for AIcreatesAI when practical. The parties will limit access according to role and promptly revoke access when no longer needed.

Protected health information, clinical participant data, sensitive patient records, non-public trial data, and other specially regulated data will not be placed into ordinary AI or public collaboration systems. Any such work requires a separately approved environment, data-processing terms, and any legally required business associate or privacy agreements.

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18 / ANNUAL PARTNERSHIP

Commercial Terms

A 12-month committed managed-services engagement designed to support a broad, connected transformation program.

Annual fee	$180,000 for the initial 12-month term.

Payment	$15,000 per month, invoiced in advance. The installment schedule is a payment accommodation; the engagement is an annual commitment and not a month-to-month service.

Start date	The date of the last signature, unless the parties specify another written commencement date.

Included	The managed services, core deliverables, operating capacity, project management, and reporting described in this Agreement.

Third-party costs	Paid media, hosting, domains, software, AI/API usage, app-store fees, payment processing, press distribution, data providers, contractors, creators, production, travel, events, product samples, manufacturing, fulfillment, legal, regulatory, accounting, scientific, laboratory, clinical, and licensed-provider costs are separate.

Expense approval	No material third-party expense will be incurred on Raphael’s behalf without prior authorization. Raphael will contract with and pay providers directly where practical.

Taxes	Fees exclude applicable sales, use, value-added, withholding, or similar taxes, except taxes on AIcreatesAI’s net income.

Renewal	Any renewal or expanded year-two program requires mutual written agreement.

Change requests

Minor adjustments reasonably required to complete the listed deliverables are included. A written change order or separate statement of work is required when a request materially changes the volume, complexity, integrations, risk, specialist resources, timeline, or third-party cost. Examples include additional mobile applications, regulated clinical systems, extensive custom software beyond the MVP, large call-center operations, 24-hour moderation, major multilingual expansion, smart contracts, token issuance, exchange listing, manufacturing, clinical trials, or substantial professional production.

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19 / ANNUAL PARTNERSHIP

Managed Services Agreement Terms

These terms convert the proposal into the operating agreement between Raphael Pharmaceutical, Inc. and AIcreatesAI Inc., subject to final review by the parties and their counsel.

19.1 Term and commitment

The initial term is twelve months beginning on the Effective Date. The annual fee is committed for the full initial term. Either party may terminate for a material breach that remains uncured for fifteen days after written notice. Termination does not affect accrued payment obligations, approved third-party commitments, confidentiality, ownership, or other provisions intended to survive. The parties may agree in writing to an orderly early transition or revised commercial arrangement.

19.2 Service standard and no guaranteed outcome

AIcreatesAI will perform the services in a professional and commercially reasonable manner. AI, marketing, research, product, partnership, technology, and capital-markets activities involve uncertainty. AIcreatesAI does not guarantee sales, profitability, financing, fundraising, broker-dealer acceptance, stock liquidity, regulatory approval, product approval, scientific results, clinical outcomes, partnership completion, app-store approval, payment-provider approval, media coverage, audience growth, or any specific business result.

19.3 Compliance and professional-services boundary

Raphael retains final control and responsibility for medical and scientific statements, product claims, adverse-event processes, regulatory status, clinical decisions, SEC disclosures, securities communications, investor materials, token language, financial-service representations, partnership announcements, advertising claims, privacy, and publication approval. AIcreatesAI is not acting as a law firm, medical provider, clinical research organization, broker-dealer, investment adviser, transfer agent, bank, payment institution, money transmitter, exchange, custodian, auditor, or regulatory adviser.

19.4 Intellectual property and account ownership

Raphael owns its trademarks, domains, accounts, data, contact records, company materials, product information, and custom public-facing content created and paid for under this Agreement. AIcreatesAI retains ownership of Eve, its core software, agent frameworks, reusable code, prompts, tools, templates, methods, models, know-how, and pre-existing technology. To the extent a company-specific deliverable contains AIcreatesAI background technology, Raphael receives a perpetual, non-exclusive license to use that background technology as embedded in the paid deliverable. Access to hosted Eve platform services continues only during a paid service or license term unless otherwise agreed.

19.5 Confidentiality

Each party will protect the other party’s non-public business, technical, scientific, financial, customer, partner, investor, security, and strategic information using reasonable care and will use it only for the relationship. Confidentiality does not apply to information lawfully public, already known without restriction, independently developed, or properly received from another source. Required disclosures may be made after reasonable notice where legally permitted.

19.6 Data, security and privacy

AIcreatesAI will use reasonable administrative and technical safeguards for information under its control and will follow Raphael’s authorized access and retention instructions. Raphael is responsible for confirming that it has the right and appropriate consent to provide contact data, materials, images, claims, and records. Specially regulated data requires a separate written data arrangement and appropriate technical environment.

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20 / ANNUAL PARTNERSHIP

Additional Legal and Operating Provisions

Practical protections for a broad managed-services relationship.

20.1 Third-party services

Third-party platforms, APIs, providers, contractors, payment processors, app stores, social networks, hosting companies, data sources, broker-dealers, and licensed professionals are independent of AIcreatesAI. Their availability, approvals, policies, pricing, performance, security, and decisions are outside AIcreatesAI’s control. AIcreatesAI may recommend or coordinate providers but does not warrant their services.

20.2 Indemnification

Each party will defend and indemnify the other against third-party claims arising from its gross negligence, willful misconduct, material violation of law, or infringement caused by materials it supplied. Raphael will also be responsible for claims arising from product safety, product labeling, approved medical or scientific claims, clinical operations, securities disclosures, regulated activities, or Raphael-supplied data and materials, except to the extent caused by AIcreatesAI’s gross negligence or willful misconduct.

20.3 Limitation of liability

Except for unpaid fees, confidentiality breaches, infringement, indemnification obligations, gross negligence, or willful misconduct, neither party will be liable for indirect, incidental, special, punitive, or consequential damages, including lost profits or loss of opportunity. AIcreatesAI’s aggregate liability arising from this Agreement will not exceed the fees paid to AIcreatesAI during the six months immediately preceding the event giving rise to the claim, to the maximum extent permitted by law.

20.4 Independent contractor

AIcreatesAI is an independent contractor. The managed-service and augmented-team language describes the operating relationship and does not create employment, partnership, fiduciary, joint-venture, or agency authority. Neither party may bind the other except through express written authorization.

20.5 Publicity

Neither party may announce the relationship or use the other party’s name, logo, trademarks, scientific claims, or partnership statements publicly without prior approval, except for legally required disclosures. Approved announcements may describe AIcreatesAI and Eve as Raphael’s managed AI operations and growth partner.

20.6 Governing law and venue

This Agreement is governed by Florida law, without regard to conflict-of-law principles. The parties consent to exclusive jurisdiction and venue in the state and federal courts located in Miami-Dade County, Florida, unless they agree in writing to arbitration or another forum.

20.7 Notices, assignment, force majeure and entire agreement

Notices will be sent to the business and email addresses designated by each party. Neither party may assign this Agreement without the other party’s consent, except in connection with a merger, reorganization, sale of substantially all assets, or affiliate restructuring that does not reduce performance. Neither party is liable for delays caused by events beyond reasonable control. This document and signed change orders are the entire agreement concerning the services and may be amended only in writing signed by authorized representatives.

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21 / ANNUAL PARTNERSHIP

Board Approval and Acceptance

Approval activates the annual operating partnership and authorizes the first 30-day transformation sprint.

PROPOSED BOARD RESOLUTION

RESOLVED, that Raphael Pharmaceutical, Inc. approves the Enterprise AI Transformation and Growth Partnership with AIcreatesAI Inc. for an initial term of twelve months and an annual managed-services fee of $180,000, payable in monthly installments of $15,000, and authorizes the appropriate officers to finalize, execute, and administer the Agreement and approved third-party expenditures consistent with the company’s policies and legal obligations.

Acceptance

By signing below, the parties acknowledge that they have reviewed this Proposal and Agreement, intend to be bound by its terms, and will cooperate in good faith to establish the operating environment, annual roadmap, access, approval process, and first 90-day priorities.

RAPHAEL PHARMACEUTICAL, INC.		AICREATESAI INC.

By:	/s/ Shlomo Pilo	By:	/s/ Sholom Stein
Name:	Shlomo Pilo	Name:	Sholom Stein
Title:	CEO	Title:	CEO
Date:	July 30th, 2026	Date:	July 27th, 2026

Effective Date: the date of the last signature above, unless otherwise specified in a written amendment.

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APPENDIX A / ANNUAL PARTNERSHIP

First 30-Day Activation Checklist

A fast, controlled start that gives the board immediate visibility and establishes the foundation for the full year.

WORKSTREAM	WHAT AICREATESAI WILL MANAGE	YEAR-ONE OUTPUT
Governance	Board approval, signed agreement, executive sponsor, operating lead, scientific reviewer, legal/regulatory reviewer, finance contact, and technical contact.	Complete / Owner / Due Date

Access	Website, hosting, DNS, analytics, CRM, social, email, advertising, press, app-store, payments, fulfillment, data, and password-management access.	Complete / Owner / Due Date

Source library	Approved corporate facts, product status, formulation description, claims, labels, study summaries, patents, partnerships, manufacturing, pricing, inventory, returns, and public disclosures.	Complete / Owner / Due Date

Brand	Logo files, colors, typography, photography, packaging, tone, existing content, and usage rights.	Complete / Owner / Due Date

Contacts	Authorized investor, shareholder, customer, partner, distributor, media, research, and waitlist data with permissions and restrictions.	Complete / Owner / Due Date

Roadmap	Prioritized 90-day sprint, 12-month milestones, backlog, owners, dependencies, budget, and approval SLAs.	Complete / Owner / Due Date

Systems	Eve workspace, CRM structure, dashboard baseline, content calendar, partner pipeline, product pipeline, and research intake architecture.	Complete / Owner / Due Date

Launch actions	First press announcement, initial social content, website architecture, app specification, first partner list, first product opportunity report, and first executive dashboard.	Complete / Owner / Due Date

FIRST-MONTH BOARD OUTPUT

Within the first 30 days, AIcreatesAI will provide a board-facing activation report summarizing access completed, systems configured, initial assets created, key risks, approvals required, the first 90-day roadmap, and the measurable baseline for the annual program.

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APPENDIX B / ANNUAL PARTNERSHIP

Scope Assumptions and Excluded Professional Costs

AIcreatesAI manages the transformation program and coordinates the ecosystem; regulated, clinical, manufacturing, media, and other specialist expenses remain separately funded.

Common third-party and pass-through costs

●	Hosting, domains, email/SMS, CRM, AI/API usage, software subscriptions, data providers, analytics, cybersecurity, app stores, payment processing, chargebacks, tax tools, shipping, fulfillment, and customer-service platforms.

●	Paid advertising, sponsorships, press distribution, media placement, influencer or affiliate compensation, photography, video crews, actors, voice talent, stock assets, printing, translation, events, booths, travel, samples, and merchandise.

●	Legal, securities, broker-dealer, transfer-agent, accounting, tax, audit, FDA/FTC, privacy, patent, regulatory, clinical, medical, scientific, laboratory, manufacturing, quality, insurance, and licensed-provider services.

Separate scope unless added by change order

●	Additional mobile applications, enterprise clinical systems, electronic health records, clinical-trial software, regulated patient portals, large-scale call centers, 24-hour moderation, or major custom ERP replacements.

●	Manufacturing, formulation, product testing, stability, quality release, clinical studies, IRB administration, regulatory submissions, patent prosecution, product registration, and adverse-event services.

●	Smart-contract engineering, token issuance, exchange listing, market making, custody, wallet operations, securities sales, investor solicitation, or regulated financial services.

THE MANAGEMENT PROMISE

Even where a third-party specialist or provider is required, AIcreatesAI can research options, prepare requirements, organize diligence, coordinate communications, track decisions, integrate approved systems, and report progress as part of the managed operating program.

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FINAL / ANNUAL PARTNERSHIP

The Year-One Proposition

Raphael supplies the scientific vision, product rights, leadership, and decisions. AIcreatesAI supplies the managed operating system that helps turn those assets into products, customers, partners, data, visibility, and future opportunity.

ONE PARTNER. ONE COMMAND CENTER. ONE YEAR OF EXECUTION.

The proposed $180,000 annual partnership gives Raphael a standing AI-powered digital, product, marketing, research, partnership, and communications operation - with human oversight, board reporting, and a roadmap designed to compound in value throughout the year.

AIcreatesAI Inc. | Eve - The AI Business Operating System

CONFIDENTIAL - FOR RAPHAEL PHARMACEUTICAL BOARD REVIEW

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Expanded Newsletter Services

AIcreatesAI shall increase its annual newsletter and email campaign capacity from forty-eight (48) to forty-eight (48) planned newsletters and/or email campaigns during each twelve (12)-month term, subject to Raphael’s review and approval procedures.

Deferred Payment Arrangement

The Parties acknowledge that Raphael Pharmaceutical, Inc. is presently in its commercialization and capital-raising stage and may not have sufficient operating cash to satisfy payment obligations as they become due. Any unpaid invoice shall automatically become a deferred payment obligation of the Company and shall remain fully payable upon the Company’s receipt of financing, capital investment, commercial revenues, or other available financial resources.

Equity Conversion Option

If the Company is unable to satisfy any deferred payment obligation in cash, the Company may, with the written consent of AIcreatesAI, satisfy all or part of such obligation through the issuance of shares of the Company’s Common Stock, in compliance with applicable securities laws and OTC Markets requirements, at a valuation mutually agreed upon by the Parties.

No Default Due to Temporary Lack of Funds

Any delay in payment resulting solely from the Company’s temporary lack of available funds shall not constitute a breach or event of default under this Agreement.

Standstill

AIcreatesAI agrees that it will not initiate legal proceedings against the Company solely because payment has been deferred due to insufficient available funds, provided that the outstanding balance remains a valid and enforceable contractual obligation until paid in cash or satisfied through an agreed equity issuance.

Survival of Payment Obligation

Nothing in these provisions shall constitute a waiver or forgiveness of any amount owed. All deferred amounts shall remain due and payable until fully satisfied in accordance with this Agreement.

Commercial Terms Addendum (Integrated)

1. Deferred Payment. If Raphael temporarily lacks sufficient operating funds, unpaid invoices shall be deferred until financing, investment or commercial revenues become available. Such delay shall not constitute a default under this Agreement.

2. Equity Payment Option. With the written consent of AIcreatesAI, Raphael may satisfy deferred payment obligations through the issuance of Company common shares in compliance with applicable securities laws and OTC Markets requirements.

3. Digital Token Platform. As part of the Services, AIcreatesAI shall design, develop and maintain a Company-branded digital token platform, subject to Board approval and applicable law.

4. Revenue Participation. In consideration for the ongoing operation and maintenance of the digital token platform, AIcreatesAI shall receive two percent (2%) of the net profits generated from the platform, separate from the annual service fee.

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